HomeStreet Announces First Closing on Sale of Home Loan Center-Based Mortgage Origination Business

Final Closing with Homebridge Expected Prior to the End of June, 2019

SEATTLE - June 6, 2019 - HomeStreet, Inc. (Nasdaq: HMST) or (“HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today announced the initial closing of the sale of assets and transfer of offices and personnel to Homebridge Financial Services, Inc. (“Homebridge”). As part of the initial closing 30 stand-alone, satellite, and fulfillment offices related to the Bank’s home loan center-based single family mortgage origination business, have been transferred to Homebridge. In addition, approximately 342 former HomeStreet single family origination and support personnel have been hired as employees of Homebridge.

“The first closing constituted most of the offices and personnel transferring to Homebridge and represents a significant milestone in this transaction,” said Mark K. Mason, HomeStreet Chairman, President, and CEO. “We expect to have a second closing, which will consist of fewer offices and personnel and we remain confident that it can be completed prior to June 30, 2019. I would like to thank those employees who are part of this transaction for their hard work and wish them well with their careers at Homebridge, along with those HomeStreet employees who worked so hard to make the transition as smooth as possible.”

Speaking on behalf of the mortgage team moving to Homebridge, Rose Marie David, the EVP, Director of Mortgage Lending at HomeStreet, who will join Homebridge as EVP, Divisional Manager, Northwest later this month, said, “We are excited to bring together our high performing retail mortgage teams. We feel a deep alignment with the Homebridge vision and overall sense of purpose. We look forward to the opportunity to carry on our legacy as part of the Homebridge family.”

HomeStreet was advised in the transaction by Keefe, Bruyette & Woods, A Stifel Company as financial advisor and Mayer Brown LLP and Davis Wright Tremaine LLP as legal counsel.

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank, and their operations, performance and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, certain statements in this release are both forward looking and subject to factors outside of our control, including market conditions, regulatory decisions and the actions of third parties, that may impact our ability to meet our expectations. This includes statements about our ability to complete a further closing of our asset sale to Homebridge. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the financial services industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. You should consider, among other things, the risk factors included in our periodic reports filed with the Securities and Exchange Commission, including but not limited to our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

About HomeStreet, Inc.

HomeStreet, Inc. (Nasdaq:HMST) (the “Company”) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company’s primary business is community banking, including: commercial real estate lending, commercial lending, residential construction lending, single family residential lending, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://ir.homestreet.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

HomeStreet, Inc.

Investor Relations:
Gerhard Erdelji, 206-515-4039
gerhard.erdelji@homestreet.com
or
Media Relations:
Michael Brandt, 206-876-5506
michael.brandt@homestreet.com

ir.homestreet.com/news
Source: HomeStreet, Inc.